PRIMECAP ODYSSEY FUNDS
AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

    THIS AMENDMENT to the Fund Accounting Servicing Agreement dated as of March 25, 2013, as amended (the “Agreement”), is entered into by and between PRIMECAP ODYSSEY FUNDS, a Delaware trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

    WHEREAS, the parties have entered into the Agreement and desire to amend the fees     and the length of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

    NOW, THEREFORE, the parties agree to amend the Agreement as following:

1.    Section 15, Term of Agreement; Amendment is hereby superseded and replaced in its entirety with the following:
15. Term of Agreement; Amendment
This Agreement shall become effective as of January 1, 2023 and will continue in effect for a period of three (3) years. After such period, this Agreement may be terminated by either party upon giving 90 days’ prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by either party upon the breach by the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust, and authorized or approved by the Board of Trustees.
2.Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

3.Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

    SIGNATURES ON NEXT PAGE

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

PRIMECAP ODYSSEY FUNDS		U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Michael J. Ricks	By:	/s/ Jason Hadler

Name:	Michael J. Ricks	Name:	Jason Hadler

Title:	CFO	Title:	Sr. Vice President

Date:	12/21/2022	Date:	12/21/2022

EXHIBIT B
Combined Fund Administration & Portfolio Compliance, Fund Accounting, Transfer Agent, Shareholder & Account Services, and Custody Services Fee Schedule effective January 1, 2023
Fund Administration, Fund Accounting and Transfer Agent Annual Fee Based Upon Average Net Assets in the Fund Complex:
Basis points
$[...] base fee on the First $[...]billion
[...] basis points on the next $[...] billion
[...] basis points on the next $[...]billion
[...] basis points on the remaining [...]

Included in the Basis Point fee is Chief Compliance Officer Support for all services.
Fund Administration and Fund Accounting Services Included in Annual Fund Complex Fees:
■Chief Compliance Officer Support
■Advisor Information Source
■Daily Performance Reporting
■PFIC Monitoring
■GainsKeeper Wash Sales Reporting
■EDGAR/XBRL Filing
■Legal Administration Services for current Funds
■Customized Reporting
■N-Port & N-CEN
■Corporate Action and Factor Services (security paydown)
■All Miscellaneous Fund Accounting Expenses except those noted below
■All Miscellaneous Fund Administration Expenses except those noted below
■Performance Reporting
■Electronic Board Book Portal
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. U.S. Bank regulatory administration (e.g., annual registration statement updates and subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, Master/Feeder Structures and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.
Data Services
■$ [...] - Domestic Equities and ADRs, Foreign Equities
■$ [...] - Currency Rates
■$ [...] - Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporate Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■$[...] - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities, Money Market Instruments, Foreign Corporates, Governments and Agency Bonds, and High Yield Bonds
■$ [...] - Bank Loans
■$ [...] - Intraday money market funds pricing, up to 3 times per day
■Derivative Instruments are generally charged at the following rates:
●$ [...] - Interest Rate Swaps, Foreign Currency Swaps
●$[...]- Swaptions
●$ [...] - Credit Default Swaps
NOTE: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Miscellaneous Expenses Charged to the Funds:

■GICS Code Usage in Fund Fact Sheets
■GICS Code Usage in Schedule of Investments
■FTP Transmission
■IDC Fair Value Pricing
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added for other services and unique fund structures such as Master/ Feeder funds.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund
■$ [...] per open No-Load account
■$ [...] per open Level 0 Trust account
■$ [...] per open NSCC Level 3 account
■$ [...] per closed (zero balance) account

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.
Transfer Agent Services Included in Annual Fund Complex Fees and Per Account Fees:
■Base Fund Fee
■Chief Compliance Officer Support
■Telephone Calls
■Manual Shareholder Transaction & Correspondence
■Voice Response Unit (VRU) Calls
■Voice Response Unit (VRU) Monthly Maintenance Fee
■Omnibus Account Transaction
■Daily Valuation/Manual 401k Trade
■Cost Basis Reporting
■eConnect Delivery
■FAN Web shareholder e-commerce
■Vision Intermediary e-Commerce
−PRIMECAP, as a non-participating Management Company, is limited to 25 Vision IDs.
■Informa Electronic Statements/Confirmations
−Standard two years of storage applies. Longer term storage available at an additional charge.
■Digital Investor
−The basis point fee covers the initial setup and implementation of:
Standard Digital Investor site
Out-of-band two factor authentication
Ongoing transactional monthly costs
−Additional features and site customization added after initial setup are available at additional charge.
■Mutual Fund Profile II Services
−In the event that additional CUSIPs are added to the management company or the load structure of the existing three funds changes, a review of the contract and applicable charges related to Mutual Fund Profile II support will be required.
■Dealer Reclaim Services
−Losses of $100 and more created by an intermediary will be billed through this process.
■MARS Sales Reporting & 22c-2 Reporting
−The basis point fee covers the initial setup and implementation of:
MARS Sales Reporting Module, CRM Module and/or 22c-2 Compliance Module system setup (included up to one year of DST/TA2000 data).
MARS Sales & Compliance Reporting monthly service license fee (Includes 5 Sales & 5 Compliance Users)
Setup and transmission of the following Dealer files:
•National Financial Services
•Charles Schwab
•Merrill Lynch Pierce Fenner & Smith
•Pershing
•TD Ameritrade
•LPL Financial
Standard Version 8i Products & Services
•OmniSERV
•Daily Transaction Load from Sales Portal
•Monthly Asset Load from Sales Portal
•Merrill Lynch Compliance Interface (Required for 22c-2 Compliance)
•NSCC DTTC SDR Data Line Fee (Required for 22c-2 Compliance)
■Live Chat Services
−The basis point fee covers the initial setup and implementation of:
Basic setup of portal
Setup of standard frequently used sayings
Setup of customized incoming chat questionnaire
Setup of branded chat portal
−The basis point fee covers the monthly license cost which includes:
7 year record retention program

Error-free, redundant transfer of chat transcripts to archive
Error-free, redundant transfer of all disposition (wrap-up) codes, notes, and incoming information from questionnaire
−The basis point fee covers the per chat cost which includes:
Chat coverage from 8am to 5pm Central
General maintenance of chat portals and systems
Regular quality reviews of chats
Monthly disposition code reporting
■Contact Center Shareholder Survey Service
−Once this service becomes available with the Transfer Agent, the implementation and standard service offering will be discussed with the advisor at that time.
−Please note: this product will be leased from year to year, and USBFS may choose to halt the service depending on degree of implementation by Transfer Agent clients.
■Miscellaneous Transfer Agent Expenses listed above are included in the basis point fee except those noted below:
−Service/data conversion, special reports, record retention, lost shareholder search, specialized programming, omnibus conversions, excess history, FATCA and other compliance mailings, electronic document archiving.

MARS - Additional Services and Charges

Standard MARS Version 8i Products & Services (Monthly fees)
■$[...] – Enhanced Services*

*Includes up to [...] hours per month of support services. Support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i Additional Licenses (Monthly Fee Per User)
■$[...]– Sales Reporting
■$[...] – 22c-2 Compliance
■$[...] – CRM

Additional Version 8i Products & Services Setup & Implementation Fees
■$[...] – SalesForce.com Integration
■$[...]0 – MARS iPad and/or iPhone Integration
■$[...] – Custom Data Interface
■$[...] – Albridge Analytics
■$[...] – RIA Module Integration
■$[...] – Standard Interface
■$[...]
Additional Version 8i Products & Services Monthly Fees
■$[...] – Albridge Analytics
■$[...] – RIA Module (monthly load)
■$[...] – SalesForce.com (plus $75/user)
■$[...] – MARS iPad/iPhone (plus $250/user)

Any System Upgrades & Enhancements
■Quoted separately through a Statement of Work.

MARS Training
■$[...] /day plus travel and out-of-pocket expenses.

Note: Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Chat Services – Additional Services and Charges

Customization ($[...]/hour)
Coding and provision of HTML code necessary to add chat widget to existing fund webpage
Customization to look and feel of incoming chat questionnaire and shareholder facing chat window
Chat button customization or other graphic design work related to chat service @ $[...]/ hour
Miscellaneous Expenses Charged to the Funds:
■NSCC Processing Charges
■NSCC Service Interface Fee
■BRM Permit
■Literature Fulfillment
■Application/Disclosure Statement Revisions
■NRS Blue Sky Data Feeds
■Customized Envelopes

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
■$ [...] per qualified plan account or Coverdell ESA account (Cap at $ [...] per SSN)
■$ [...] per transfer to successor trustee
■$ [...] per participant distribution (Excluding SWPs)
■$ [...] per refund of excess contribution
■$ [...] per reconversion/recharacterization

Additional Shareholder Paid Fees
■$ [...] per outgoing wire transfer or overnight delivery
■$ [...] per telephone exchange
■$[...] per return check or ACH or stop payment
■$ [...] per statement year requested per account (This fee applies to research requests for statements older than the prior year)

Custody Services Fee Schedule

Based upon market value of the Fund complex:
[...] basis points on the first $[...] billion
[...] basis points on the remaining balance up to $[...]billion
([...] basis points fee on assets in excess of $[...] billion)

Plus portfolio transaction fees
Portfolio Transaction Fees
■$ [...] - Book entry DTC transaction, Federal Reserve transaction, principal paydown
■$ [...] - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■$ [...]- Option/SWAPS/future contract written, exercised or expired
■$[...] - Mutual fund trade, Margin Variation Wire and outbound Fed wire
■$[...] - Physical security transaction
■$ [...] - Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
■See Additional Services fee schedule for global servicing.
■No charge for the initial conversion free receipt.
■Overdrafts - charged to the account at prime interest rate plus [..]%, unless a line of credit is in place.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules and reporting requirements).

Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	[...]	[...]	Hong Kong	[...]	[...]	Poland	[...]	[...]
Australia	[...]	[...]	Hungary	[...]	[...]	Portugal	[...]	[...]
Austria	[...]	[...]	Iceland	[...]	[...]	Qatar	[...]	[...]
Bahrain	[...]	[...]	India	[...]	[...]	Romania	[...]	[...]
Bangladesh	[...]	[...]	Indonesia	[...]	[...]	Russia	[...]	[...]
Belgium	[...]	[...]	Ireland	[...]	[...]	Saudi Arabia	[...]	[...]
Bermuda	[...]	[...]	Israel	[...]	[...]	Serbia	[...]	[...]
Botswana	[...]	[...]	Italy	[...]	[...]	Singapore	[...]	[...]
Brazil	[...]	[...]	Japan	[...]	[...]	Slovakia	[...]	[...]
Bulgaria	[...]	[...]	Jordan	[...]	[...]	Slovenia	[...]	[...]
Canada	[...]	[...]	Kenya	[...]	[...]	South Africa	[...]	[...]
Chile	[...]	[...]	Kuwait	[...]	[...]	South Korea	[...]	[...]
China Connect	[...]	[...]	Latvia	[...]	[...]	Spain	[...]	[...]
China (B Shares)	[...]	[...]	Lithuania	[...]	[...]	Sri Lanka	[...]	[...]
Colombia	[...]	[...]	Luxembourg	[...]	[...]	Sweden	[...]	[...]
Costa Rica	[...]	[...]	Malaysia	[...]	[...]	Switzerland	[...]	[...]
Croatia	[...]	[...]	Malta	[...]	[...]	Tanzania	[...]	[...]
Cyprus	[...]	[...]	Mauritius	[...]	[...]	Taiwan	[...]	[...]
Czech Republic	[...]	[...]	Mexico	[...]	[...]	Thailand	[...]	[...]
Denmark	[...]	[...]	Morocco	[...]	[...]	Tunisia	[...]	[...]
Egypt	[...]	[...]	Namibia	[...]	[...]	Turkey	[...]	[...]
Estonia	[...]	[...]	Netherlands	[...]	[...]	UAE	[...]	[...]
Eswatini	[...]	[...]	New Zealand	[...]	[...]	Uganda	[...]	[...]
Euroclear (Eurobonds)	[...]	[...]	Nigeria	[...]	[...]	Ukraine	[...]	[...]
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	[...]	[...]	United Kingdom	[...]	[...]
Finland	[...]	[...]	Oman	[...]	[...]	Uruguay	[...]	[...]
France	[...]	[...]	Pakistan	[...]	[...]	Vietnam	[...]	[...]
Germany	[...]	[...]	Panama	[...]	[...]	West African Economic Monetary Union (WAEMU)*	[...]	[...]
Ghana	[...]	[...]	Peru	[...]	[...]	Zambia	[...]	[...]
Greece	[...]	[...]	Philippines	[...]	[...]	Zimbabwe	[...]	[...]
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

■Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
■For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.
Miscellaneous Expenses
■Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
■A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
■SWIFT reporting and message fees.